EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009

REVENUES:
Contract drilling	$ 159,069	$ 140,652	$ 323,312	$ 306,156

COSTS AND EXPENSES:
Contract drilling	62,769	53,008	123,811	108,405
Depreciation	9,643	8,143	19,356	16,052
General and administrative	9,721	7,645	21,344	17,889
Gain on involuntary conversion of assets	(573)	-	(573)	-
Gain on sale of equipment	(39)	(229)	(126)	(181)
	81,521	68,567	163,812	142,165
OPERATING INCOME	77,548	72,085	159,500	163,991

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(579)	(604)	(1,312)	(909)
Interest income	49	52	85	167
	(530)	(552)	(1,227)	(742)
INCOME BEFORE INCOME TAXES	77,018	71,533	158,273	163,249
PROVISION FOR INCOME TAXES	10,263	15,106	24,534	28,459
NET INCOME	$ 66,755	$ 56,427	$ 133,739	$ 134,790

EARNINGS PER COMMON SHARE:
Basic	1.04	0.88	2.08	2.10
Diluted	1.03	0.88	2.06	2.10
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,396	64,186	64,349	64,134
Diluted	65,103	64,235	65,063	64,284